                                                                     Exhibit 3.2

[graphic  DEAN HELLER
 omitted] Secretary of State
          204 North Carson Street, Suite 1
          Carson City, Nevada 89701-4299
          (775) 884 5708
          Webalte: secretaryofstate.biz

------------------------------------
     CERTIFICATE OF DESIGNATION
     (PURSUANT TO NRS 78.1955)
------------------------------------

Important. Read attached Instructions before completing form. ABOVE SPACE IS FOR
OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                           (PURSUANT TO NRS 78.1955)

1. Name of corporation:

---------------------------------------------------------------------------------
GLOBALOPTIONS GROUP, INC.
---------------------------------------------------------------------------------

2. By  resolution  of the board of  directors  pursuant  to a  provision  in the articles of incorporation,  this certificate establishes the following regarding the voting powers,  designations,  preferences,  limitations,  restrictions  and relative rights, of the following class or series of stock:

--------------------------------------------------------------------------------
Series A Convertible  Preferred  Stock:  16,000 shares with a par value of $.001 per share and with  designations,  powers,  preferences  and other rights as set forth in the attached exhibit.
--------------------------------------------------------------------------------

3. Effective date of filing (optional) _________________________________________
                                       (must not be later than 90 days after the
                                        certificate is filed)

4. Officer Signature: /s/ Carla L. Santia
                     -----------------------------------------------------------

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached feeschedule.

                      CERTIFICATE OF DESIGNATIONS, POWERS,
                          PREFERENCES AND OTHER RIGHTS
                              AND QUALIFICATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                       (PURSUANT TO SECTION 78.1955 OF THE
                         NEVADA GENERAL CORPORATION LAW)

               ---------------------------------------------------

     GLOBALOPTIONS  GROUP, INC., a corporation  organized and existing under the
Nevada General  Corporation  Law formerly known as Creative  Solutions with Art,
Inc. (the  "CORPORATION"),  hereby  certifies that the following  resolution was adopted by the Board of Directors  (the "BOARD") of the  Corporation on June 24,
2005  pursuant to the  authority of the Board as required by Section  78.1955 of the Nevada General Corporation Law:

     RESOLVED,  that pursuant to the authority vested in the Board in accordance with the provisions of the Articles of Incorporation,  as amended (the "ARTICLES
OF INCORPORATION"),  of the Corporation, the Board hereby authorizes a series of the Corporation's  previously  authorized  Preferred Stock, par value $0.001 per share,  and hereby states the  designation  and number of shares,  and fixes the relative rights,  preferences,  privileges,  powers and restrictions  thereof as follows:

     Series A Convertible Preferred Stock:

     1.  DESIGNATION AND NUMBER OF SHARES.  There shall be a series of Preferred
Stock that shall be designated as "SERIES A  CONVERTIBLE  PREFERRED  Stock," and the number of shares  constituting  such  series  shall be 16,000  shares.  Such number of shares may be  increased  or  decreased  by  resolution  of the Board;
PROVIDED,  HOWEVER, that no decrease shall reduce the number of shares of Series
A Convertible  Preferred Stock to less than the number of shares then issued and outstanding  plus the number of shares  issuable  upon  exercise of  outstanding rights,  options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. RANKING. The Series A Convertible Preferred Stock shall, with respect to distribution  rights upon the Liquidation (as defined in Section 3 below) of the
Corporation,  rank (a) subject to clause (b),  senior to the common  stock,  par value $0.001 per share, of the Corporation (the "COMMON  STOCK"),  and all other preferred stock of the Company, and (b) as applicable,  junior to or on a parity with such preferred  stock of the Company the terms of which  expressly  provide that such  preferred  stock will rank senior to or on a parity with the Series A
Convertible Preferred Stock.

     3. Liquidation.

          (a)  Upon  any   liquidation,   dissolution   or   winding-up  of  the
Corporation,  whether voluntary or involuntary,  which shall include, but not be limited to, the events set forth in Section 9(f)(i)-(v) below (a "LIQUIDATION"), the holders of record of the shares of the Series A Convertible  Preferred Stock shall be entitled to receive,  immediately after any  distributions  required by
the  Corporation's   Articles  of  Incorporation   and  any   certificate(s)  of
designation,  powers, preferences and rights in respect of any securities of the
Corporation  having priority over the Series A Convertible  Preferred Stock with respect to the distribution of the assets of the Corporation  upon  Liquidation, and before and in  preference  to any  distribution  or payment of assets of the
Corporation or the proceeds thereof may be made or set apart with respect to any securities  of the  Corporation  over which the Series A  Convertible  Preferred
Stock  has  priority  with  respect  to the  distribution  of the  assets of the
Corporation  upon  Liquidation  ("JUNIOR  SECURITIES"),  an  amount in cash with respect  to each  share of Series A  Convertible  Preferred  Stock  held by such holders,  equal to $1,000 per share (subject to adjustment in the event of stock splits,  combinations or similar events). If, upon such Liquidation,  the assets of the  Corporation  available  for  distribution  to the  holders  of  Series A
Convertible  Preferred Stock and any securities of the Corporation  having equal priority  with the Series A  Convertible  Preferred  Stock  with  respect to the distribution  of  the  assets  of  the  Corporation  upon  Liquidation  ("PARITY
SECURITIES")  shall be  insufficient to permit payment in full to the holders of the Series A Convertible Preferred Stock and Parity Securities,  then the entire assets and funds of the Corporation  legally  available for distribution to such holders of the Series A Convertible  Preferred Stock and Parity  Securities then outstanding  shall be  distributed  ratably  among such  holders  based upon the proportion the total amount  distributable on each share upon liquidation  bears to the aggregate amount available for distribution on all shares of the Series A
Convertible  Preferred  Stock and of such Parity  Securities,  if any. Except as otherwise  specifically provided, the consolidation or merger of the Corporation with another person, or the sale,  transfer or lease of all or substantially all of its assets to another  person shall not be deemed to be a Liquidation  within the meaning of this Section 3(a).

          (b) Upon the completion of the distributions required by paragraph (a)
of  this  Section  3,  if  assets  remain  in the  Corporation,  they  shall  be distributed  to holders of Series A  Convertible  Preferred  Stock pro rata with holders of Junior Securities, based on the number of shares of Common Stock into which the the Series A Convertible  Preferred  Stock is  convertible at the then effective Conversion Rate (as defined below).

     4.  DIVIDENDS.  The  Series A  Convertible  Preferred  Stock  shall  not be entitled  to receive  dividends  or other  distributions  from the  Corporation, except to the extent that  dividends are declared on the Common Stock,  in which case holders of Series A Convertible Preferred Stock will be entitled to receive such  dividends  based on the  number of shares of Common  Stock  into which the
Series A  Convertible  Preferred  Stock  is  convertible  at the then  effective
Conversion Rate.

     5.  CONVERSION  RIGHTS.  Each  holder of  record of shares of the  Series A
Convertible  Preferred  Stock shall have the right to convert all or any part of such holder's shares of Series A Convertible  Preferred Stock into Common Stock, without any further payment therefor, as follows:

          (a)  OPTIONAL  CONVERSION.  Subject  to and upon  compliance  with the provisions  of this Section 5, the holder of any shares of Series A  Convertible
Preferred  Stock shall have the right at such holder's  option,  at any time and from  time to time,  to  convert  any of such  shares  of  Series A  Convertible
Preferred Stock into fully paid and non-assessable whole shares of Common Stock.
Each  share  of  Series  A  Convertible   Preferred  Stock  shall  initially  be
convertible into 500 shares of Common Stock (the "CONVERSION RATE"),  subject to adjustment upon the terms hereinafter set forth.

          (b) Mechanics of Conversion.

               (i)  Before any holder of Series A  Convertible  Preferred  Stock shall be entitled to convert  the same into  shares of Common  Stock,  such holder shall  surrender the  certificate  or  certificates  therefor,  duly endorsed, at the office of the Corporation or of any transfer agent for the
     Series A Convertible  Preferred Stock, and shall give written notice to the
     Corporation at its principal  corporate  office, of the election to convert the same and shall state therein the name or names in which the certificate or  certificates  for  shares  of  Common  Stock  are  to  be  issued.  The
     Corporation shall, as soon as practicable thereafter,  issue and deliver at such office to such holder of Series A Convertible  Preferred  Stock, or to the nominee or nominees of such holder,  a certificate or certificates  for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Conversion shall be deemed to have been effected on the date when a notice of an election to convert and properly endorsed  certificates are  delivered,  and such date is  referred  to  herein as the  "CONVERSION
     DATE."

               (ii) All Common Stock which may be issued upon  conversion of the
     Series A Convertible  Preferred Stock will, upon issuance,  be duly issued, fully paid and non-assessable  and free from all taxes,  liens, and charges with respect to the issuance thereof.

          (c)  FRACTIONAL  SHARES.  No  fractional  shares  shall be issued upon conversion  of Series A  Convertible  Preferred  Stock into Common Stock and the number of shares of Common  Stock to be issued  shall be rounded to the  nearest whole share.  If any  fractional  share of Common  Stock  would,  except for the provisions of the first  sentence of this Section  5(c), be delivered  upon such conversion, the Corporation,  in lieu of delivering such fractional share, shall pay to the holder  surrendering  the Class A Preferred  Stock for  conversion an amount in cash equal to the current  market  price of such  fractional  share as determined in good faith by the Board.

                                      -2-

          (d) CONVERSION RATE ADJUSTMENTS.  The Conversion Rate shall be subject to the adjustment provisions of Section 6 below.

     6.  ANTI-DILUTION  PROVISIONS.  During  the  period in which any  shares of
Series A Convertible Preferred Stock remain outstanding,  the Conversion Rate in effect at any time,  and the number  and kind of  securities  issuable  upon the conversion  of the Series A  Convertible  Preferred  Stock,  shall be subject to adjustment from time to time following the date of the original  issuance of the
Series A Convertible  Preferred  Stock upon the  happening of certain  events as follows:

          (a)   RECAPITALIZATION,   RECLASSIFICATION  AND  SUCCESSION.   If  any
recapitalization  of the Corporation or  reclassification of its Common Stock or any merger or  consolidation  of the  Corporation  into or with a corporation or other business entity,  or the sale or transfer of all or  substantially  all of the Corporation's  assets or of any successor  corporation's assets to any other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected  then,  as a  condition  of  such  recapitalization,  reclassification, merger, consolidation,  sale or transfer, lawful and adequate provision shall be made  whereby  each  holder of shares of Series A  Convertible  Preferred  Stock thereafter  shall  have the  right to  receive  such  shares of  capital  stock, securities  or other  property as may be issued or payable with respect to or in exchange for a number of outstanding  shares of Common Stock equal to the number of shares of Common Stock  immediately  theretofore  issuable upon conversion of the shares of Series A Convertible  Preferred Stock held by such holder prior to
such  recapitalization,   reclassification,   merger,  consolidation,   sale  or
transfer, and in each such case, the terms of this Section 6 shall be applicable to the  shares of stock or other  securities  or  property  receivable  upon the conversion  of such shares of Series A  Convertible  Preferred  Stock after such consummation.

          (b)  SUBDIVISION OR COMBINATION OF SHARES.  If the  Corporation  shall
subdivide  or  combine  its  Common  Stock,   the   Conversion   Rate  shall  be
proportionately adjusted.

          (c) STOCK DIVIDENDS AND DISTRIBUTIONS.  If the Corporation shall issue or pay the holders of its Common  Stock,  or take a record of the holders of its
Common Stock for the purpose of entitling  them to receive,  a dividend  payable in, or other  distribution  of, Common Stock,  then the Conversion Rate shall be adjusted  to the  number of shares of Common  Stock  that a holder of a share of
Series A Convertible Preferred Stock would have owned immediately following such action had such share of Series A  Convertible  Preferred  Stock been  converted immediately prior thereto.

          (d) VALUATION ADJUSTMENT.

               (i) If the  Corporation  has  issued,  or shall be deemed to have issued,  Additional  Shares of Common Stock (as hereinafter  defined) for a consideration  per  share  less  than  $2.00  per share or with a per share conversion,  exercise or exchange price of less than $2.00 per share (each, a  "Triggering  Issuance"  and  such  lesser  consideration  or  per  share conversion,  exercise or exchange price, the "Adjusted Price"), then and in such event,  the Conversion Rate shall be adjusted to $1,000 divided by the
     Adjusted  Price,  but in no event shall the  denominator be less than $.765 per share.

               (ii) As used herein,  "Additional  Shares of Common  Stock" shall
     mean  all  shares  of  Common  Stock,  or  any  stock  options,   warrants,
     convertible  securities  or other  rights to purchase or acquire  shares of
     Common Stock,  issued or deemed to be issued by the  Corporation  after the date hereof which  represent a  Triggering  Issuance.  Notwithstanding  the foregoing, no issuance or deemed issuance (A) described in subsections (a),
     (b) or (c) of this Section 6, or (B) of Common Stock or options or warrants to purchase  Common Stock issued to officers,  directors or employees of or consultants to the Corporation pursuant to any compensation agreement, plan or  arrangement,  or the  issuance of Common Stock upon the exercise of any such options or warrants, shall be deemed the issuance of Additional Shares of Common Stock.

          (e)  CERTAIN  SHARES  EXCLUDED.  The number of shares of Common  Stock outstanding at any given time for purposes of the  adjustments set forth in this
Section 6 shall  exclude any shares  then  directly  or  indirectly  held in the treasury of the Corporation.

                                      -3-

          (f) DEFERRAL AND CUMULATION OF DE MINIMIS ADJUSTMENTS. The Corporation
shall not be required to make any  adjustment  pursuant to this Section 6 if the amount of such adjustment  would be less than one percent (1%) of the Conversion
Rate in effect immediately before the event that would otherwise have given rise to such adjustment.  In such case, however,  any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried  forward,  shall  amount  to not  less  than  one  percent  (1%)  of the
Conversion Rate in effect  immediately before the event giving rise to such next subsequent  adjustment.  All calculations  under this Section 6 shall be made to the nearest  one-hundredth of a share, as the case may be, but in no event shall the  Corporation  be  obligated  to issue  fractional  shares of Common Stock or fractional  portions  of any  securities  upon the  conversion  of the  Series A
Convertible Preferred Stock.

          (g) DURATION OF ADJUSTMENT. Following each computation or readjustment as provided in this Section 6, the new adjusted  Conversion Rate shall remain in effect until a further computation or readjustment thereof is required.

     7.  REDEMPTION.  The Corporation  may not redeem the outstanding  shares of
Series A Convertible  Preferred  Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series A Convertible Preferred Stock.

     8. VOTING RIGHTS.

          (a) Except as  otherwise  required  by law,  the  holders of shares of
Series A  Convertible  Preferred  Stock shall be entitled to vote on all matters submitted to a vote of the  stockholders  of the Corporation and shall have such number of votes equal to the largest whole number of shares of Common Stock into which  such  holders'  shares  of  Series  A  Convertible  Preferred  Stock  are convertible  pursuant  to the  provisions  hereof  at the  record  date  for the determination  of  stockholders  entitled to vote on such matters or, if no such record  date is  established,  at the date  such  vote is  taken or any  written consent of stockholders is solicited.  Except as otherwise  required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes.

          (b) In  the  event  that  the  holders  of the  Series  A  Convertible
Preferred Stock are required to vote as a class, the affirmative vote of holders of not less than a majority of the  outstanding  shares of Series A  Convertible
Preferred  Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite  percentage of holders of Series
A Convertible  Preferred  Stock,  such matter shall bind all holders of Series A
Convertible Preferred Stock.

     9. COVENANTS OF THE COMPANY. The Corporation  covenants and agrees that, so long as shares of Series A Convertible Preferred Stock are outstanding,  it will perform the obligations set forth in this Section 9:

          (a) TAXES AND LEVIES.  The Corporation will promptly pay and discharge all taxes,  assessments,  and  governmental  charges or levies  imposed upon the
Corporation or upon its income and profits, or upon any of its property,  before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED,  HOWEVER, that the Corporation shall not be required to pay and discharge any such tax, assessment,  charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Corporation shall set aside on its books adequate reserves in accordance with generally accepted accounting  principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

          (b) MAINTENANCE OF EXISTENCE.  The Corporation  will do or cause to be done all things  reasonably  necessary  to  preserve  and keep in full force and effect its corporate  existence,  rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

          (c)  MAINTENANCE  OF  PROPERTY.  The  Corporation  will  at all  times maintain,  preserve, protect and keep its property used or useful in the conduct

                                      -4-

of its business in good repair,  working order and  condition,  and from time to
time  make  all  needful  and  proper  repairs,   renewals,   replacements   and
improvements  thereto  as shall be  reasonably  required  in the  conduct of its business;

          (d) INSURANCE.  The Corporation  will, to the extent necessary for the operation  of  its  business,  keep  adequately  insured  by  financially  sound reputable  insurers,  all  property  of a character  usually  insured by similar corporations  and carry such other  insurance  as is usually  carried by similar corporations;

          (e) BOOKS AND RECORDS. The Corporation will at all times keep true and correct books,  records and accounts  reflecting all of its business affairs and transactions materially in accordance with GAAP; and

          (f) NOTICE OF CERTAIN EVENTS. The Corporation will give prompt written notice  (with a  description  in  reasonable  detail) to the holders of Series A
Convertible Preferred Stock in the event the Corporation shall:

               (i) become  insolvent or  generally  fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

               (ii) apply for, consent to, or acquiesce in, the appointment of a trustee,  receiver,  sequestrator or other custodian for the Corporation or any of its  property,  or make a  general  assignment  for the  benefit  of creditors;

               (iii) in the absence of such  application,  consent or  acquiesce in,  permit  or suffer to exist the  appointment  of a  trustee,  receiver, sequestrator  or other custodian for the Corporation or for any part of its property;

               (iv)  permit  or  suffer  to  exist  the   commencement   of  any
     bankruptcy,  reorganization,  debt  arrangement or other case or proceeding under any bankruptcy or insolvency law, or any  dissolution,  winding up or liquidation proceeding, in respect of the Corporation, and, if such case or proceeding is not commenced by the  Corporation or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the
     Corporation or shall result in the entry of an order for relief;

               (v) enter into any  agreement  to merge or  consolidate  with any other  person or sell,  transfer or lease all or  substantially  all of its assets to any other person; or

               (vi)  declare  any split of its  outstanding  shares  of  capital stock,  declare  or  make  any  dividend  or  distribution,  or  subdivide, reclassify or combine any of its outstanding shares of capital stock.

          (g)  PROTECTIVE  PROVISIONS.  So  long  as  any  shares  of  Series  A
Convertible Preferred Stock are outstanding,  the Corporation shall not, without first  obtaining  the approval  (by vote or written  consent) as provided by the
Nevada General Corporation Law of the holders of not less than a majority of the outstanding shares of Series A Convertible Preferred Stock:

               (i) alter,  amend or repeal (whether by merger,  consolidation or
     otherwise)   the  rights,   preferences  or  privileges  of  the  Series  A
     Convertible  Preferred  Stock or any capital stock of the Corporation so as to affect adversely the Series A Convertible Preferred Stock;

               (ii) alter,  amend or repeal,  the Articles of  Incorporation  or
     By-laws of the  Corporation  in a manner  that would  adversely  affect the voting  power of the  Series A  Convertible  Preferred  Stock or any  other rights or privileges  of the holders of the Series A Convertible  Preferred
     Stock;

               (iii)  create any new class or series of capital  stock  having a preference over the Series A Convertible Preferred Stock as to distribution of assets upon a Liquidation ("SENIOR SECURITIES");

                                      -5-

               (iv) create any new class or series of capital stock ranking PARI
     PASSU with the Series A Convertible  Preferred  Stock as to distribution of assets upon a Liquidation  (as  previously  defined in Section 3(a) hereof,
     "Parity Securities");

               (v)  increase  the  authorized  number  of  shares  of  Series  A
     Convertible Preferred Stock;

               (vi) issue any Senior Securities or Parity Securities; or

               (vii) do any act or thing not authorized or  contemplated by this
     Certificate of  Designations  which would result in taxation of the holders of shares of the Series A Convertible  Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable  provision of the Internal Revenue Code as hereafter from time to time amended).

     10.  RESERVATION OF SHARES.  The Corporation shall at all times reserve and keep available and free of preemptive  rights out of its authorized but unissued
Common Stock, solely for the purpose of effecting the conversion of the Series A
Convertible  Preferred  Stock  pursuant to the terms hereof,  such number of its shares of Common Stock (or other shares or other  securities as may be required)
as shall  from  time to time be  sufficient  to  effect  the  conversion  of all outstanding  Series A Convertible  Preferred Stock pursuant to the terms hereof.
If at any time the number of authorized but unissued  shares of Common Stock (or such other shares or other  securities)  shall not be  sufficient  to affect the conversion of all then  outstanding  Series A Convertible  Preferred  Stock, the
Corporation  shall promptly take such action as may be necessary to increase its authorized  but unissued  Common Stock (or other shares or other  securities) to such number of shares as shall be sufficient for such purpose.

     11. Miscellaneous.

          (a) There is no sinking fund with respect to the Series A  Convertible
Preferred Stock.

          (b) The shares of the Series A Convertible  Preferred  Stock shall not have any  preferences,  voting  powers  or  relative,  participating,  optional, preemptive or other special rights except as set forth above in this Certificate of Designations and in the Articles of Incorporation of the Corporation.

          (c) The holders of the Series A Convertible  Preferred  Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

          (d)  Holders  of a  majority  of the  outstanding  shares  of Series A
Convertible  Preferred Stock may,  voting as a single class,  elect to waive any provision  of these  Articles  of  Amendment  Designating  Series A  Convertible
Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.

                                      -6-

     IN WITNESS WHEREOF,  GlobalOptions  Group, Inc. has caused this Certificate of  Designations  to be signed by its President,  on this 24th day of June 2005, and such person hereby affirms under penalty of perjury that this Certificate of
Designations  is the act and deed of  GlobalOptions  Group,  Inc.,  and that the facts stated herein are true and correct.

                                         GLOBALOPTIONS GROUP, INC.

                                         By: /s/ Carla L. Santia
                                            ------------------------------------
                                             Carla L. Santia
                                             President